Exhibit 10.22

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 19, 2020, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Howard Street, 3rd Floor, San Francisco, California 94105 (“Bank”) and MOLEKULE, INC., a Delaware corporation whose address is 1184 Harrison Street, San Francisco, California 94103 (“Borrower”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 29, 2019, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of August 29, 2019, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 9, 2020 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.DESCRIPTION OF CHANGE IN TERMS.

A.Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following, appearing as Section 2.3.1 thereof:

“2.3.1 Term Loan 2020.

(a)Availability. Subject to the terms and conditions of this Agreement, Borrower shall request on the Second LMA Effective Date, and Bank shall, on or about the Second LMA Effective Date, make one (1) term loan advance available to Borrower in the aggregate original principal amount not to exceed Five Million One Hundred Thousand Dollars ($5,100,000.00) (the “2020 Term Loan A Advance”). Borrower shall be required to use the proceeds of the 2020 Term Loan A Advance to pay obligations and liabilities of Borrower to Bank in connection with the Term Loan Advances (including, without limitation, the Final Payment in the amount of One Hundred Thousand Dollars ($100,000.00), and Borrower hereby authorizes Bank to apply proceeds of the 2020 Term Loan A Advance (internally, without actually providing such funds to Borrower) to such obligations and liabilities in connection therewith as part of the funding process. Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the 2020 Term Loan Draw Period, Bank shall make one (1) additional term loan advance available to Borrower in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “2020 Term Loan B Advance”). Each advance made pursuant to this Section 2.3.1(a) is referred to herein as a “2020 Term Loan Advance” and, collectively, as the “2020 Term Loan Advances”. After repayment, no 2020 Term Loan Advance (or any portion thereof) may be reborrowed.

(b)Repayment. With respect to each 2020 Term Loan Advance, commencing on the first Payment Date following the Funding Date of such 2020 Term Loan Advance, and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of such 2020 Term Loan Advance at the rate set forth in Section 2.6(a). Commencing on the applicable 2020 Term Loan Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay each 2020 Term Loan Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest as set forth above. All outstanding principal and accrued and unpaid interest under each 2020 Term Loan Advance, and all other outstanding Obligations with respect to such 2020 Term Loan Advance, are due and payable in full on the applicable 2020 Term Loan Maturity Date.

(c)Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the 2020 Term Loan Advances, provided Borrower (i) delivers written notice to Bank of its election to prepay the 2020 Term Loan Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the 2020 Term Loan Advances, (B) the 2020 Term Loan Final Payment, and (C) all other sums, if any, that shall have become due and payable with respect to the 2020 Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.

(d)Mandatory Prepayment Upon an Acceleration. If the 2020 Term Loan Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the 2020 Term Loan Advances, (ii) the 2020 Term Loan Final Payment, and (iii) all other sums, if any, that shall have become due and payable with respect to the 2020 Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.6(a) thereof:

“(i)Advances. Subject to Section 2.6(b), (x) the principal amount outstanding under the Revolving Line in respect of Advances based on Eligible Accounts shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate and (B) four and three-quarters of one percent (4.75%) and (y) the principal amount outstanding under the Revolving Line in respect of Advances based on Eligible Inventory shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate plus one-quarter of one percent (0.25%) and (B) five percent (5.00%). In each case, such interest shall be payable monthly in accordance with Section 2.6(d) below.”

and inserting in lieu thereof the following:

“(i)Advances. Subject to Section 2.6(b), (x) the principal amount outstanding under the Revolving Line in respect of Advances based on Eligible Accounts shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate plus one and one-half of one percent (1.50%) and (B) four and three-quarters of one percent (4.75%) and (y) the principal amount outstanding under the Revolving Line in respect of Advances based on Eligible Inventory shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate plus two and one-quarter of one percent (2.25%) and (B) five and one-half of one percent (5.50%). In each case, such interest shall be payable monthly in accordance with Section 2.6(d) below.”

3	The Loan Agreement shall be amended by inserting the following new text, appearing at the end of Section 2.6(a) thereof:

“(iv)2020 Term Loan Advances. Subject to Section 2.6(b), the principal amount outstanding under each 2020 Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate plus one percent (1.00%) and (B) four and one-quarter of one percent (4.25%), which interest shall be payable monthly in accordance with Section 2.6(d) below.”

4	The Loan Agreement shall be amended in Section 2.7 by (i) re-lettering subsections (e) and (f) thereof as subsections (f) and (g) and (ii) inserting the following new subsection (e):

“(e)2020 Term Loan Final Payment. The 2020 Term Loan Final Payment, when due hereunder;”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.2 thereof:

“(a)timely receipt of (i) the Credit Extension request and any materials and documents required by Section 3.4(a) and (ii) with respect to the request for Term Loan Advances, an executed Payment/Advance Form and any materials and documents required by Section 3.4(b);”

and inserting in lieu thereof the following:

“(a)timely receipt of (i) the Credit Extension request and any materials and documents required by Section 3.4(a) and (ii) with respect to requests for 2020 Term Loan Advances, an executed Payment/Advance Form and any materials and documents required by Section 3.4(b);”

6The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.4 thereof:

“(b)Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement, to obtain a Term Loan Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Pacific time on the Funding Date of the Term Loan Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Term Loan Advances. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information, as Bank may reasonably request. Bank shall credit proceeds of any Term Loan Advance to the Designated Deposit Account. Bank may make Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Term Loan Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“(b)2020 Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a 2020 Term Loan Advance set forth in this Agreement, to obtain a 2020 Term Loan Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Pacific time on the Funding Date of the 2020 Term Loan Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request 2020 Term Loan Advances. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information, as Bank may reasonably request. Bank shall credit proceeds of any 2020 Term Loan Advance to the Designated Deposit Account. Bank may make 2020 Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the 2020 Term Loan Advances are necessary to meet Obligations which have become due.”

7	The Loan Agreement shall be amended by deleting the following text, appearing in Section 5.3 thereof:

“(v) is located in the United States at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory for which Borrower has delivered to Bank a duly executed landlord consent or bailee waiver,”

and inserting in lieu thereof the following:

“(v) is either (A) located in the United States at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory for which Borrower has delivered to Bank a duly executed landlord consent or bailee waiver or (B) in transit by air or sea and covered by cargo insurance satisfactory to Bank in its reasonable discretion (it being acknowledged that Borrower’s cargo insurance maintained as of the Second LMA Effective Date is acceptable to Bank as of such date),”

8	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“(e)within sixty (60) days after the end of each fiscal year of Borrower, and promptly (but, in any event, with two (2) Business Days) following any Board-approved updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then current fiscal year of Borrower, and (ii) annual financial projections for such fiscal year (on a quarterly basis), in each case as approved by the Board and commensurate in form and substance with those provided to Borrower’s venture capital investors, together with any related business forecasts used in the preparation of such annual financial projections;

(f)for each fiscal year for which the Board requires Borrower to prepare audited financial statements, as soon as available, and in any event within two hundred seventy (270) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided that such opinion may contain a “going concern” qualification typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank. If the Board does not require audited financial statements, then, as soon as available, and in any event within ninety (90) days after the end of Borrower’s fiscal year, company-prepared consolidated financial statements for such fiscal year certified by a Responsible Officer and in a form reasonably acceptable to Bank;”

and inserting in lieu thereof the following:

“(e)within thirty (30) days after the end of each fiscal year of Borrower, and promptly (but, in any event, with two (2) Business Days) following any Board-approved updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then current fiscal year of Borrower, and (ii) annual financial projections for such fiscal year (on a quarterly basis), in each case as approved by the Board and commensurate in form and substance with those provided to Borrower’s venture capital investors, together with any related business forecasts used in the preparation of such annual financial projections;

(f)for each fiscal year for which the Board requires Borrower to prepare audited financial statements, as soon as available, and in any event within two hundred seventy (270) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided that such opinion may contain a “going concern” qualification typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;”

9	The Loan Agreement shall be amended in Section 6.2 by (i) re-lettering subsection (k) thereof as subsection (l) and (ii) inserting the following new subsection (k):

“(k)no later than seven (7) days after the preparation thereof, detailed sell-through reports from Amazon and Best Buy prepared on the fifteenth (15th) and last day of each month, each in a form reasonably acceptable to Bank; and”

10	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.6 thereof:

“6.6Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted no more often than once every twelve (12) months (or more frequently as Bank in its sole discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. The Initial Audit shall be completed within ninety (90) days after the Effective Date, and Borrower shall cooperate with Bank in order to timely complete same.”

and inserting in lieu thereof the following:

“6.6Access to Collateral; Books and Records; Inventory Appraisal. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to (a) inspect the Collateral and the right to audit and copy Borrower’s Books (each such inspection and audit, a “Field Exam”) and (b) request and conduct a liquidation analysis with respect to Borrower’s Inventory (each such analysis, an “Inventory Appraisal”). Field Exams and Inventory Appraisals shall be conducted no more often than once every twelve (12) months (or more frequently as Bank in its sole discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case Field Exams and Inventory Appraisals shall occur as often as Bank shall determine is necessary. Field Exams and Inventory Appraisals shall be conducted at Borrower’s expense. The charge for Field Exams shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same) and the charge for Inventory Appraisals shall be the then-current standard charge of Bank’s independent outside appraiser, plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule a Field Exam or Inventory Appraisal more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the Field Exam or Inventory Appraisal with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) (or, in respect of any Inventory Appraisal that is cancelled or rescheduled as noted above, such higher amount charged by the firm conducting such Inventory Appraisal) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. The first Inventory Appraisal shall be completed no later than June 30, 2020, and Borrower shall cooperate with Bank in order to timely complete same.”

11	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9 thereof:

“6.9Financial Covenants.

(a)Cash and Cash Equivalents at Bank. Maintain at all times, to be tested as of any day, unrestricted and unencumbered cash and Cash Equivalents maintained with Bank of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00).

(b)Liquidity Ratio. Maintain at all times, to be tested as of any day, a Liquidity Ratio of at least 1.50:1.00.”

and inserting in lieu thereof the following:

“6.9Financial Covenants.

(a)Cash and Cash Equivalents at Bank. Maintain at all times, to be tested as of any day, unrestricted and unencumbered cash and Cash Equivalents maintained with Bank of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00). Notwithstanding the foregoing, the financial covenant set forth in this Section 6.9(a) will not be tested at any time following the occurrence of the Second Tranche Availability Event.

(b)Liquidity Ratio. Maintain at all times, to be tested as of any day prior to the Second LMA Effective Date, a Liquidity Ratio of at least 1.50:1.00.

(c)Net Revenue. Maintain at all times, to be tested as of the last day of each calendar quarter, aggregate Net Revenue, as determined in accordance with GAAP, for the three (3) month period ending on such date of at least (i) Ten Million Four Hundred Forty Thousand Dollars ($10,440,000.00) for the calendar quarter ending March 31, 2020, (ii) Twenty Million Nine Hundred Seventy Thousand Dollars ($20,970,000.00) for the calendar quarter ending June 30, 2020, (iii) Eighteen Million Three Hundred Sixty Thousand Dollars ($18,360,000.00) for the calendar quarter ending September 30, 2020 and (iv) Thirty One Million Four Hundred Ten Thousand Dollars ($31,410,000.00) for the calendar quarter ending December 31, 2020.

With respect to any period ending after December 31, 2020, the Net Revenue level for each such period shall be mutually agreed by Bank and Borrower, each acting in its reasonable discretion, based upon, among other factors, budgets, sales projections, operating plans and other financial information with respect to Borrower that Bank deems relevant, including, without limitation Borrower’s annual financial projections approved by the Board. With respect thereto, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before February 15, 2021 to any such covenant levels proposed by Bank with respect to the 2021 calendar year shall result in an immediate Event of Default for which there shall be no grace or cure period.”

12	The Loan Agreement shall be amended by deleting the following text, appearing in Section 8.1 thereof:

“Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, the Term Loan Maturity Date or the GCTL Maturity Date).”

and inserting in lieu thereof the following:

“Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, the Term Loan Maturity Date, the GCTL Maturity Date or the 2020 Term Loan Maturity Date).”

13	The Loan Agreement shall be amended by deleting the following text, appearing in Section 9.1 thereof:

“(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank); provided, however, if an Event of Default described in Section 8.2(a) occurs solely as a result of Borrower’s failure to comply with Section 6.9, Bank shall not be entitled to declare Obligations constituting Term Loan Advances or the GCTL immediately due and payable;”

and inserting in lieu thereof the following:

“(a)declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank); provided, however, if an Event of Default described in Section 8.2(a) occurs solely as a result of Borrower’s failure to comply with Section 6.9, Bank shall not be entitled to declare Obligations constituting Term Loan Advances or 2020 Term Loan Advances immediately due and payable;”

14	The Loan Agreement shall be amended by deleting the following text, appearing in Section 12.1 thereof:

“So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date, the Term Loan Maturity Date and the GCTL Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.”

and inserting in lieu thereof the following:

“So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date, the Term Loan Maturity Date, the GCTL Maturity Date and the 2020 Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.”

15	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Eligible Accounts” in Section 13.1 thereof:

“(z)Accounts owing from an Account Debtor, whose total obligations to Borrower exceed thirty-five percent (35%) (fifty percent (50%) with respect to Accounts for which the Account Debtor is Amazon or Best Buy) of all Accounts for the amounts that exceed that percentage (unless Bank approves such higher concentration in writing on a case-by-case basis in Bank’s sole discretion); and”

and inserting in lieu thereof the following:

“(z)Accounts owing from an Account Debtor (other than Amazon and Best Buy), whose total obligations to Borrower exceed thirty-five percent

(35%) of all Accounts for the amounts that exceed that percentage (unless Bank approves such higher concentration in writing on a case-by-case basis in Bank’s sole discretion); and”

16	The Loan Agreement shall be amended by inserting the following new definitions, appearing in Section 13.1 thereof:

““2020 Term Loan A Advance” is defined in Section 2.3.1(a) of this Agreement.”

““2020 Term Loan Advance” and “2020 Term Loan Advances” are each defined in Section 2.3.1(a) of this Agreement.”

““2020 Term Loan Amortization Date” is (a) with respect to the 2020 Term Loan A Advance, January 1, 2021 and (b) with respect to the 2020 Term Loan B Advance, April 1, 2021.”

““2020 Term Loan B Advance” is defined in Section 2.3.1(a) of this Agreement.”

““2020 Term Loan Draw Period” is the period of time commencing upon the later to occur of (a) the date on which the Second Tranche Availability Event occurs and (b) September 30, 2020 and continuing through the earlier to occur of (i) December 31, 2020 or (ii) an Event of Default.

““2020 Term Loan Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the 2020 Term Loan Maturity Date, (b) the acceleration of the 2020 Term Loan Advances, or (c) the prepayment of the 2020 Term Loan Advances in full pursuant to Section 2.3.1(c) or 2.3.1(d), in an amount equal to the product of (x) the aggregate original aggregate principal amount of the 2020 Term Loan Advances made by Bank multiplied by (y) the Final Payment Percentage.”

““2020 Term Loan Maturity Date” is (a) with respect to the 2020 Term Loan A Advance, December 1, 2023 and (b) with respect to the 2020 Term Loan B Advance, March 1, 2024.”

““Field Exam” is defined in Section 6.6.”

““Inventory Appraisal” is defined in Section 6.6.”

““Net Orderly Liquidation Value Ratio” is, expressed as a percentage (which percentage shall not exceed one hundred percent (100.0%)), (i) the net orderly liquidation value of Borrower’s Inventory as set forth in the most recent Inventory Appraisal, divided by (ii) the book value of Borrower’s Eligible Inventory, as determined by Bank.”

““Net Revenue” means revenue, as determined in accordance with GAAP, less discounts and returns.

““Second LMA Effective Date” is June 19, 2020.”

““Second Tranche Availability Event” means the receipt by Bank of evidence satisfactory to Bank demonstrating that both (a) Borrower has received, on or prior to September 30, 2020, unrestricted and unencumbered net cash proceeds in an amount of at least Ten Million Dollars ($10,000,000.00) from the sale of Borrower’s equity securities to investors acceptable to Bank in its good faith business judgment (Bank acknowledges that the requirement set forth in this subsection (a) was satisfied prior to the Second LMA Effective Date) and (b) Borrower has complied with the financial covenant set forth in Section 6.9(c) at all times through and including the quarter ending September 30, 2020.”

17	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

““Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, plus (b) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value), each as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report).”

““Credit Extension” is any Advance, any Overadvance, Letter of Credit, FX Contract, amount utilized for cash management services, Term Loan Advance, the GCTL, or any other extension of credit by Bank for Borrower’s benefit.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the GCTL Final Payment, the Final Payment, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

““Payment Date” is (a) with respect to the GCTL and Term Loan Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.”

““Revolving Line” is an aggregate principal amount equal to Five Million Dollars ($5,000,000).”

““Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has maintained both (i) a Liquidity Ratio, for each consecutive day in the immediately preceding month as determined by Bank in its reasonable business judgment, in an amount at all times of at least 2.00 to 1.00 and (ii) unrestricted and unencumbered cash and Cash Equivalents with Bank of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) for each consecutive day in the immediately preceding month as determined by Bank in its reasonable business judgment (collectively, the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its reasonable business judgment. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) calendar month, as determined by Bank in its reasonable business judgment, prior to entering into a subsequent Streamline Period. Each Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable business judgment, that the Streamline Balance has been achieved.”

““Warrant” is, each and together, (i) that certain Warrant to Purchase Stock dated as of June 29, 2016 between Borrower and Bank and (ii) that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and Bank, each as amended, modified, supplemented and/or restated from time to time.”

and inserting in lieu thereof the following:

““Borrowing Base” is (a) seventy percent (70%) of Eligible Accounts, plus (b) the least of (i) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value), (ii) eighty-five percent (85.0%) of the Net Orderly Liquidation Value of Borrower’s Eligible Inventory and (iii) Ten Million Dollars ($10,000,000.00), each as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank has the right to decrease the foregoing percentages and amount in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”

““Credit Extension” is any Advance, any Overadvance, Letter of Credit, FX Contract, amount utilized for cash management services, Term Loan Advance, the GCTL, 2020 Term Loan Advance or any other extension of credit by Bank for Borrower’s benefit.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the GCTL Final Payment, the Final Payment, the 2020 Term Loan Final Payment, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

““Payment Date” is (a) with respect to the GCTL, Term Loan Advances and 2020 Term Loan Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.”

““Revolving Line” is an aggregate principal amount equal to Fifteen Million Dollars ($15,000,000).”

““Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has maintained both (i) a Liquidity Ratio, for each consecutive day in the immediately preceding month as determined by Bank in its reasonable business judgment, in an amount at all times of at least 2.00 to 1.00 and (ii) prior to the occurrence of the Second Tranche Availability Event, unrestricted and unencumbered cash and Cash Equivalents with Bank of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) for each consecutive day in the immediately preceding month as determined by Bank in its reasonable business judgment (collectively, the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its reasonable business judgment. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) calendar month, as determined by Bank in its reasonable business judgment, prior to entering into a subsequent Streamline Period. Each Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable business judgment, that the Streamline Balance has been achieved.”

““Warrant” is, each and together, (i) that certain Warrant to Purchase Stock dated as of June 29, 2016 between Borrower and Bank, (ii) that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and Bank and (iii) that certain Warrant to Purchase Stock dated as of the Second LMA Effective Date between Borrower and Bank, each as amended, modified, supplemented and/or restated from time to time.”

18	The Compliance Statement appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Statement attached as Schedule 1 hereto.
19	The Loan Payment/Advance Request Form appearing as Exhibit B to the Loan Agreement is hereby replaced with the Loan Payment/Advance Request Form attached as Schedule 2 hereto.

4.FEES AND EXPENSES. Borrower shall reimburse Bank for all documented legal fees and expenses reasonably incurred by Bank in connection with this amendment to the Existing Loan Documents.

5.RATIFICATION OF PERFECTION CERTIFICATE. Except as set forth on Schedule 3 attached hereto, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of August 29, 2019, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6.CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.RELEASE BY BORROWER.

A.

FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
1

Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2	Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.
3	The terms of this Loan Modification Agreement are contractual and not a mere recital.
4

This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5

Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

MOLEKULE, INC.		SILICON VALLEY BANK

By:	/s/ Jaya Rao	By:	/s/ Drew Beito

	Name: Jaya Rao		Name: Drew Beito

	Title: Chief Executive Officer		Title: Director

Schedule 1

EXHIBIT B

COMPLIANCE STATEMENT

Schedule 2

EXHIBIT C

LOAN PAYMENT/ADVANCE REQUEST FORM

Schedule 3

Perfection Certificate Updates